EXHIBIT 32.1

ADDITIONAL CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended
December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

/s/ Bradley L. Mallory	Date: March 3, 2011

Bradley L. Mallory President, Chief Executive Officer and Director

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Zugay	Date: March 3, 2011

Michael J. Zugay
Executive Vice President and Chief Financial Officer

These additional certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, and are not being filed as part of the Report or as a separate disclosure document.